CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This **CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE** (this "Agreement") dated October 31, 2021 is entered into by and between Transportation and Logistics Systems, Inc., a Nevada corporation (the "Company") and Westmount Financial Limited Partnership, a Florida limited partnership (the "Holder"). The Company and Holder may sometimes be referred together as the "Parties" or individually as "Party".

RECITALS

WHEREAS, Holder is the holder of that certain Non-Negotiable Promissory Note dated July 3, 2019, made by the Company to the order of Holder (the "Note"), pursuant to which the Company promised to pay Holder the principal amount of $500,000.00, together with certain interest, cost, and expenses (the "Obligations");

WHEREAS, commencing on September 3, 2019, and continuing on the third (3rd) day of each month thereafter, payments of interest only on the outstanding principal balance of the Note were due and payable;

WHEREAS, commencing on January 3, 2020 and continuing on the third (3rd) day of each month thereafter through January 3, 2021, equal payments of principal and interest were to be made;

WHEREAS, if not sooner converted as provided in the Note, the principal amount of the Note and all accrued, but unpaid interest thereunder were due and payable on the earlier to occur of (i) January 3, 2021, or (ii) an "Event of Default" (as defined in the Note);

WHEREAS, the Company requested that Holder forbear and extend the time of payment of the Obligations, including certain payments which have not been made, and Holder agreed to so forbear under the terms and conditions of a certain Forbearance Agreement entered into as of March 17, 2021 (the "Forbearance Agreement"), pursuant to which the Holder agreed to forbear from prosecuting any enforcement efforts in respect of the Note through December 31, 2021; and

WHEREAS, the Parties agree that the total outstanding balance of the Note, including accrued interest as of the date of this Agreement is $740,822.00.

NOW, THEREFORE, in consideration of inducing Holder not to enforce its rights, the Company hereby agrees with Holder as follows:

The Parties have agreed to adjust, settle and compromise the principal balance of the Note and unpaid accrued interest thereon, for a discounted amount of $600,000, in full settlement of any and all amounts outstanding.

The foregoing recitals are incorporated into and made part of the operative provisions of this Agreement by this reference. It is agreed by and between the Parties hereto, that in consideration of the mutual covenants, agreements, promises and payments set forth herein, that any and all claims between the Parties will be settled, compromised and resolved, pursuant to the following terms and conditions.

1. <u>Definitions</u>.

a. "Holder" means Westmount Financial Limited Partnership, a Florida limited partnership, its predecessors, and each of its present and former direct and indirect parents and partners, stockholders, directors, officers, members, managers, managing members, subsidiaries, divisions, affiliates or associates (as defined in SEC Rule 12b-2 as promulgated pursuant to the Securities and Exchange Act of 1934); and their present and

former partners, general partners, stockholders, members, managers, managing members, officers, directors, employees, independent contractors, agents, and legal representatives; and the predecessors, heirs, executors, administrators, successors and assigns of any of the above persons or entities.

b. "Company" means Transportation and Logistics Systems, Inc., a Nevada corporation, its predecessors, and each of its present and former direct and indirect parents and partners, stockholders, directors, officers, members, managers, managing members, subsidiaries, divisions, affiliates or associates (as defined in SEC Rule 12b-2 as promulgated pursuant to the Securities and Exchange Act of 1934); and their present and former partners, stockholders, members, managers, managing members, officers, directors, employees, independent contractors, agents, and legal representatives; and the predecessors, heirs, executors, administrators, successors and assigns of any of the above persons or entities.

2. Disclaimer of Liability. This Agreement is a full and final compromise, settlement and mutual release with respect to the Note. This Agreement, and any and all negotiations, documents and discussions associated with it, will not in any event be construed or be deemed to be an admission or concession on the part of the Company or the Holder, or anyone acting on their behalf of any liability or wrongdoing whatsoever or as any evidence of any claimed violation by the Company or the Holder of any federal or state statute, regulation, or law. Neither this Agreement, nor any of its provisions, nor evidence of any negotiations or proceedings in pursuance of this Agreement, will be offered or received in any action or proceeding as an admission or concession of any liability or wrongdoing whatsoever on the part of the Company or the Holder, or anyone acting on their respective behalf.

3. Payment to the Holder. Receipt of the following payment is a condition precedent to the effectiveness of the Mutual Release in subsection 4(a) of this Agreement: In settlement of the Obligations under the Note, as amended by the Forbearance Agreement, due to the Holder, the Company hereby agrees to pay the Holder **Six Hundred Thousand and 00/100 ($600,000.00) Dollars** (the "Settlement Amount"), payable on November 1, 2021 after the full execution hereof, which will be wired to the Holder pursuant to the wire instructions attached hereto as **Exhibit A**.

4. Mutual Release.

a. Release of Company by Holder. As a condition to receiving any benefits and covenants set forth in this Agreement, the Holder hereby fully releases and discharges the Company, from any and all actions, causes of action, suit, debts, damages, remedies, contracts (express or implied), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, agreements, promises, judgments, obligations, grievances, claims, charges, complaints, and demands whatsoever, in law or equity, known or unknown, against the Company that the Holder may now have or hereafter can, will or may have for, upon or by reason of any matter, cause, or thing, under any federal, state, city, or local laws, rules, regulations or guidelines from the beginning of the world up to and including the Effective Date hereof with respect to the Obligations under the Note, as amended by the Forbearance Agreement. With respect to the matters for which the Holder has released and discharged the Company therefrom in the first sentence of this subsection 4(a), the Holder will not institute or be represented in, nor submit or file, nor authorize the submission of filing on its behalf of, any lawsuit, claim, charge, complaint or other proceeding against the Company based on conduct occurring up to and including the Effective Date hereof with respect to the Obligations under the Note, as amended by the Forbearance Agreement.

b. Release of Holder by Company. As a condition to receiving any benefits and covenants set forth in this Agreement, the Company hereby fully releases and discharges the Holder, from any and all actions, causes of action, suit, debts, damages, remedies, contracts (express or implied), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, agreements, promises, judgments, obligations, grievances, claims, charges, complaints, and demands whatsoever, in law or equity, known or unknown, against the Holder that the Company may now have or hereafter can, will or may have for, upon or by reason of any matter, cause, or thing, under any federal, state, city, or local laws, rules, regulations or guidelines from the beginning of the world up to

and including the Effective Date hereof with respect to the Obligations under the Note, as amended by the Forbearance Agreement. With respect to the matters for which the Company has released and discharged the Holder therefrom in the previous sentence, the Company will not institute or be represented in, and will not submit or file, or authorize the submission of filing on its behalf of, any lawsuit, claim, charge, complaint or other proceeding against the Holder based on conduct occurring up to and including the Effective Date hereof with respect to the Obligations under the Note, as amended by the Forbearance Agreement.

5. Binding on Successors. This Agreement is binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of the Parties hereto.

6. No Assignment. The Parties represent and warrant that they have not assigned, conveyed, sold or transferred, by operation of law or otherwise, any claims, demands, obligations, rights, causes of action, or interests herein, that the Parties may have, each against the other, with respect to the Note, as amended by the Forbearance Agreement, or as to any other matters released hereby, to any person or entity. In the event there is any claim based on, arising out of or in connection with any such transfer or assignment or purported assignment, the Party which made or purported to make such transfer or assignment hereby agrees to indemnify, defend and hold harmless the other Party from and against any such claim, action or cause of action, including reasonable attorneys' fees and costs incurred in connection therewith.

7. Confidentiality.

a. Except as provided in subsection (b) of this Section 7, the Parties agree that the terms and conditions of this Agreement are and will remain confidential.

b. Nothing in subsection (a) of this Section 7 prohibits: (i) any Party from disclosing terms and conditions of the Agreement to the extent required by a final and binding court order or other compulsory process, provided that the disclosing Party provides the other Parties with at least ten (10) days' notice of the order or compulsory process; (ii) the Company from disclosing information and terms required by the United States Securities and Exchange Commission ("SEC") or any other regulatory party and (iii) any Party from disclosing the terms and conditions of the Agreement to its respective attorneys, auditors or lending institutions.

c. In the event there is any claim based on, arising out of or in connection with an unauthorized disclosure in violation of this Section 7, the Party which made or purported to make such disclosure hereby agrees to indemnify, defend and hold harmless the other Party from and against any such claim, action or cause of action, including reasonable attorneys' fees and costs incurred in connection therewith.

8. No Presumption Against Drafter. None of the Parties to this Agreement will be considered to be the drafter of this Agreement, or any provision hereof, for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.

9. Governing Law; Jurisdiction and Venue. This Agreement is construed and governed by the laws of the State of New York. Each Party, for itself and himself/herself, and their respective successors and assigns, hereby consents to personal jurisdiction over it and them in the State courts located in New York County, New York in connection with any action or proceeding arising out of or related to this Agreement. Each Party irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. Each Party agrees that a final judgment in any such suit, action or proceeding brought in such court, after all appropriate appeals, is conclusive and binding upon it.

10. Enforcement of Rights Under this Agreement. In the event that any Party is required to institute legal proceedings against any other Party arising out of a breach of this Agreement, the non-breaching Party will

be entitled to recover, in addition to any other remedy available to it (including the right to specific performance of the terms hereof), its costs and expenses, including its reasonable attorneys' fees, in connection with such proceeding.

11. Counterparts and Electronic Execution. This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts, each of which counterpart, when so executed and delivered, will be deemed to be an original and all of which counterparts, taken together, will constitute but one and the same Agreement. Facsimile or email delivery of signatures will be considered as valid signatures as of the date hereof.

12. Representation of Authority. The undersigned representative of the Holder covenants and represents that such representative is fully authorized to enter into and to execute this Agreement on behalf of the Holder . The undersigned representative of the Company covenants and represents that such representative is fully authorized to enter into and to execute this Agreement on behalf of the Company.

13. Effective Date. The Agreement will become effective upon its execution by the undersigned and delivery of a copy of the same to each Party (the "Effective Date").

14. Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) will (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and will not affect the validity or enforceability of the remaining provisions.

15. Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties. This Agreement may only be amended in writing, signed by all of the Parties hereto.

16. Incorporation. The recitals set forth above are true and correct and are incorporated herein by reference.

17. Voluntary Execution. Each Party acknowledges that it/they have carefully read this Agreement and understands all of its terms including the full and final release of claims and each Party has voluntary entered into this Agreement.

18. Cooperation. The Parties hereby agree to execute any and all additional documents reasonably necessary to carry out the terms, conditions and provisions of this Agreement.

19. Notices. All notices, certificates, requests, demands, materials and other communications hereunder will be in writing and deemed to have been duly given (1) upon delivery by hand to the appropriate address of each Party as set forth in this Agreement, (2) on the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid to such address, (3) on the next business day after mailing by overnight mail, and (4) upon receipt of electronic transmission, provided the sender of such notice obtains written evidence that such electronic transmission was successful. All notices to the parties hereto will be sent to the following addresses:

If to the Holder:

Westmount Financial Limited Partnership
3710 Buckeye St., Suite 100
Palm Beach Gardens, FL 33410
Attn.: Ms. Sally Cabral, President
Email: jburbon@westmountfinancial.com

If to the Company:

Transportation and Logistics Systems, Inc.
2833 Exchange Court, Suite A
West Palm Beach, FL 33409
Attn.: Mr. John Mercadante, Jr., CEO
Email: jonomerk@gmail.com

With a copy to:

RA Feingold Law & Consulting, P.A.
401 E. Las Olas Blvd., Suite 1400
Ft. Lauderdale, FL 33301
Attn.: Robert A. Feingold, Esq.
Email: robert@rafeingoldlaw.com

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below.

COMPANY:

Transportation and Logistics Systems, Inc., a
Nevada corporation

By: ______________________________
Name: John Mercadante, Jr.
Title: Chief Executive Officer
Date: ______________________________

HOLDER:

Westmount Financial Limited Partnership, a
Florida limited partnership

By: Sallyco, Inc., a Florida corporation, its
general partner

By: ______________________________
Name: Sally Cabral
Title: President
Date: ______________________________

Exhibit A

Wire Instructions of the Westmount Financial Limited Partnership

WESTMOUNT FINANCIAL LTD. PARTNERSHIP

Wiring Instructions

SUNTRUST BANK, South Florida, N.A.
2570 PGA Blvd., PBG, FL 33410
Telephone: (561) 775-4660

ABA # 061000104

To Benefit
Westmount Financial Limited Partnership

3710 Buckeye Street, Suite 100
Palm Beach Gardens, FL 33410
(561) 624-8770
jhurbon@westmountfinancial.com

Account # 0441004008195